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                                                                 EXHIBIT 4.4.19



                       FIRST AMENDMENT TO CREDIT AGREEMENT


         This FIRST AMENDMENT TO CREDIT AGREEMENT (the "Amendment") dated June 30, 1997 is entered into by and among QUORUM HEALTH GROUP, INC., a corporation organized under the laws of Delaware (the "Borrower"), the LENDERS referred to in the Credit Agreement (the "Lenders") and FIRST UNION NATIONAL BANK as Agent for the Lenders (hereinafter defined the "Agent").


                              STATEMENT OF PURPOSE

         The Borrower, the Lenders and the Agent are parties to that certain Credit Agreement dated as of April 22, 1997 (such agreement, as amended from time to time, herein referred to as the "Credit Agreement") pursuant to which the Lenders have agreed to extend certain credit facilities to the Borrower. Capitalized terms used in this Amendment not otherwise defined herein have the respective meanings attributed to such terms in the Credit Agreement.

         The Borrower, the Lenders and the Agent wish to amend the Credit Agreement as hereinafter set forth.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the Borrower, each of the Lenders and the Agent agree as follows:

         1. AMENDED DEFINITION OF CONTROLLED COMPANY. The definition of "Controlled Company" is hereby deleted and the following inserted in lieu thereof:

                           "Controlled Company" means a corporation or a limited
                  liability company in which the Borrower or a Consolidated Entity owns at least fifty-one percent (51%) of the shares or membership interests, as applicable, controls the right to manage such corporation or limited liability company and to make distributions and is entitled to receive distributions of cash in an amount proportionate with its equity interest in such entity, other than in any other preferred cash distribution arrangement approved by the Required Lenders in writing.

         2. AMENDMENT OF COVENANT LIMITING MERGER. In the eleventh (11th) line of Section 10.5, in subsection (c), the words "any Wholly-Owned
Entity" shall be deleted and replaced with the words "any Consolidated
Entity".
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         3.       AMENDMENT OF COVENANTS LIMITING ACQUISITION OF CAPITAL STOCK.
In Section 10.7, the following new subsection (d) shall be added:

                           (d) subject to compliance by the Borrower with the
                  provisions of Section 10.4(g) relating to acquisitions, any Consolidated Entity may purchase, redeem, retire or otherwise acquire, directly or indirectly, any shares of its capital stock or other ownership interests if done pursuant to contractual obligations, whether now or hereafter existing, which obligations arise from rights of first refusal, put rights, call rights or similar contractual obligations provided to minority investors in such Consolidated Entity.

         4. AMENDMENT OF COVENANTS RESTRICTING EXCHANGE AND ISSUANCE OF CAPITAL STOCK. In Section 10.8, the following proviso shall be added as additional text at the end of such section:

                  ; provided, however, a Consolidated Entity may issue such equity subject to put rights or other similar contractual obligations so long as the aggregate amount of such obligations outstanding, whether now of hereafter existing, determined as of the date of issuance of such obligations, of all Consolidated Entities, together with any Debt counted against the amount permitted under Section 10.1(f) does not exceed $75,000,000.00.

         5.       ADDITIONAL PROVISIONS REGARDING COMPETITIVE BID AND SWINGLINE
LOANS.   A new sub-section 2.5(d) shall be added to the Credit Agreement as follows:

                  (d) Special Provisions Regarding Repayment of Certain Competitive Bid Loans and Swingline Loans.

                           Upon the happening of any event or the existence of
                  any condition which is the basis for assertion by the Lenders being requested to make a Loan or Loans to refinance a Competitive Bid Loan or Swingline Loan that a condition to making such Loan set forth in Section 5.3(a) or (b) has not been satisfied (other than a failure with respect to the financial covenants set forth in Article IX or an event of the type described in Subsections 11.1(a), 11.1(h), 11.1(i), 11.1(l), and 11.1(m)), notwithstanding the provisions of
                  Section 11.2(a) to the contrary, the Borrower shall have the option of either (i) repaying such Competitive Bid Loan(s) or Swingline Loan(s) by using the Borrower's own funds or (ii) extending the maturity of such Loans to the Termination Date. In the event of extension of a Loan to the Termination Date, such Loan shall bear interest at the highest rate applicable to any Revolving


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                  Credit Loan outstanding from time to time from the end of the applicable Interest Period until the Termination Date. The Borrower reserves the right to prepay such Loan at any time, subject to the limitations of Section 2.5(c). The rights of the Borrower to repay Competitive Bid Loans and Swingline Loans in accordance with these provisions shall not impair or otherwise prejudice the rights of the Lenders, if any, as a consequence of such asserted Event of Default, including, but not limited to, the right to accelerate and exercise any other rights and remedies under the Credit Agreement.

         6. RATIFICATION; NO NOVATION. Notwithstanding anything to the contrary contained in this Amendment, all the Obligations under this Agreement shall remain in full force and effect and nothing contained in this Amendment shall be construed to constitute a novation of the Obligations or to release, discharge, terminate or otherwise affect of impair in any manner whatsoever the validity of the Obligations, the liability of the Borrower or any Guarantor now or hereafter liable under or on account of the Loan Documents relating to the Obligations.

         7. REFERENCES TO CREDIT AGREEMENT. All references in the Loan Documents to "Credit Agreement" shall refer to the Credit Agreement as amended by this Amendment and as the Credit Agreement may be further amended from time to time.

         8. EFFECTIVE DATE. This Amendment shall be effective as of April 22, 1997.

         9. MISCELLANEOUS. Except as hereby amended, the Credit Agreement shall remain in full force and effect in full force and effect in accordance with its terms. This Amendment may be executed in one or more counterparts each of which shall be deemed to be an original and all of which, when taken together, shall constitute one and the same instrument and no single counterpart of this Amendment need be executed by all the parties hereto. The covenants and agreements contained in this Amendment shall apply to and inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. This Amendment shall be governed by the laws of the State of North Carolina.

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         IN WITNESS WHEREOF, the Borrower, the Lenders and the Agent have executed this First Amendment to Credit Agreement as of the date first written above.



                                    QUORUM HEALTH GROUP, INC.




                                    By:______________________


                                    Name:____________________

                                    Title:___________________


                                    FIRST UNION NATIONAL BANK,
                                    AS AGENT AND LENDER



                                    By:______________________


                                    Name:____________________


                                    Title:___________________


                                    ABN AMRO BANK N.V.



                                    By:______________________


                                    Name:____________________


                                    Title:___________________

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                                    AMSOUTH BANK OF ALABAMA



                                    By:______________________


                                    Name:____________________


                                    Title:___________________



                                    BANK OF AMERICA NATIONAL TRUST
                                    AND SAVINGS ASSOCIATION



                                    By:______________________


                                    Name:____________________


                                    Title:___________________


                                    BANK OF TOKYO - MITSUBISHI
                                    TRUST COMPANY



                                    By:_______________________


                                    Name:_____________________


                                    Title:____________________

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                                    BANK ONE, DAYTON, NA



                                    By:________________________


                                    Name:______________________


                                    Title:_____________________



                                    BANQUE PARIBAS




                                    By:______________________


                                    Name:____________________


                                    Title:___________________





                                    CITIBANK, N.A.



                                    By:______________________


                                    Name:____________________


                                    Title:___________________

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                                    COMERICA BANK



                                    By:______________________


                                    Name:____________________


                                    Title:___________________



                                    COOPERATIEVE CENTRALE RAIFFEISEN
                                    BOERENLEENBANK B.A.

                                    "RABOBANK NEDERLAND,"
                                    NEW YORK BRANCH



                                    By:______________________


                                    Name:____________________


                                    Title:___________________



                                    CORESTATES BANK, N.A.



                                    By:______________________


                                    Name:____________________


                                    Title:___________________
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                                    CREDIT LYONNAIS NEW YORK BRANCH



                                    By:______________________


                                    Name:____________________


                            Title:___________________



                                    FIRST AMERICAN NATIONAL BANK



                                    By:______________________


                                    Name:____________________


                            Title:___________________



                                    FIRST TENNESSEE BANK
                                    NATIONAL ASSOCIATION



                  By:______________________


                            Name:____________________


                            Title:___________________
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                                    FLEET NATIONAL BANK



                                    By:______________________


                                    Name:____________________


                                    Title:___________________


                                    THE FUJI BANK, LTD (ATLANTA AGENCY)



                                    By:______________________


                                    Name:____________________


                                    Title:___________________



                                    KREDIETBANK N.V.,
                                    GRAND CAYMAN BRANCH



                                    By:______________________


                                    Name:____________________


                                    Title:___________________


                                    LTCB TRUST COMPANY



                                    By:______________________


                                    Name:____________________


                                    Title:___________________
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                                    MELLON BANK, N.A.



                                    By:______________________


                                    Name:____________________


                                    Title:___________________


                                    NATIONAL CITY BANK OF KENTUCKY



                                    By:______________________


                                    Name:____________________


                                    Title:___________________
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                                    NATIONSBANK, N.A.



                                    By:______________________


                                    Name:____________________


                                    Title:___________________



                                    THE SANWA BANK LIMITED,
                                    ATLANTA AGENCY



                                    By:_______________________


                                    Name:_____________________


                                    Title:____________________



                                    SCOTIABANC INC.


                                    By:______________________


                                    Name:____________________


                                    Title:___________________



                                    THE SUMITOMO BANK, LIMITED



                                    By:______________________


                                    Name:____________________


                                    Title:___________________
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                                    THE SUMITOMO TRUST AND
                                    BANKING CO., LTD.,
                                    NEW YORK BRANCH



                                    By:_____________________


                                    Name:___________________


                                    Title:__________________



                                    SUNTRUST BANK, NASHVILLE, N.A.



                                    By:_____________________


                                    Name:___________________


                                    Title:__________________



                                    TORONTO DOMINION (TEXAS), INC.



                                    By:_____________________


                                    Name:___________________


                                    Title:__________________
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                         UNION BANK OF CALIFORNIA, N.A.



                            By:______________________


                            Name:____________________


                            Title:___________________